CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Syncronys Softcorp, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Syncronys Softcorp of our report dated August 16, 1996 relating to the balance sheet of Syncronys Softcorp as of June 30, 1996 and the related statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended June 30, 1996, which report is included in the 1996 Annual Report on Form 10-KSB of Syncronys Softcorp.

                                  /s/KPMG Peat Marwick LLP
                                     KPMG PEAT MARWICK LLP
March 14, 1997
Long Beach, California